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NEW012 SC-MM 12:47 Haemonetics Reports Results for 4Q and Fiscal 2007
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XX:XX 05/02 --FAX BACK--
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[STK] HAE
[IN] HEA MTC
[SU] ERN ERP CCA
TO BUSINESS AND MEDICAL EDITORS:

        Haemonetics(R) Reports Results for Fourth Quarter and Fiscal 2007

       Company Details Strategic Progress and Announces $75 Million Share
                               Repurchase Program

    BRAINTREE, Mass., May 2 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) today reported its results for the fourth quarter and year end fiscal 2007. On a GAAP basis, for the fiscal year, net revenue increased to $449.6 million, up 7.1% over fiscal 2006. Full year diluted GAAP net earnings per share were $1.78 compared to $2.49 for FY 2006. GAAP financial results to which the Company is comparing include non-operating litigation related benefits of $0.61 per share in FY06 and $0.14 per share in FY07. FY07 adjusted earnings per share, excluding charges and benefits(1), were $2.17, up 14.6%.
    For the fourth quarter, the Company reported GAAP net revenue of $116.9 million, up 5.9% and fourth quarter 2007 GAAP net earnings per share of $0.72, up 18.3% over Q4FY06. Q4FY07 adjusted earnings per share, excluding charges and benefits(1), were $0.65, up 6.9%.
    The Company has posted a reconciliation of GAAP to adjusted results on its website at http://www.haemonetics.com/investors.
    Brad Nutter, Haemonetics' President and CEO, said, "In each of the past four years, we've improved the profitability of the Company. As a result, we have a four year compounded annual growth rate of 7.4% on revenue and 21.4% on adjusted operating income. This year's financial performance repeats the positive drop through our investors have come to expect. On revenue growth of 7%, we grew adjusted operating income 10%. These results were achieved despite challenges in the Japanese market that we have previously noted. While these financial results tell part of the story, we also made excellent strategic progress, positioning us well for the future."

    EXPANDING THE BUSINESS
    In the year, Haemonetics made significant progress in its efforts to expand the business for an improved growth profile. The Company reported the following highlights:

     - A restructuring of its Japanese and other Asian businesses
     - A long term agreement with Talecris Plasma Resources to be its primary supplier of plasma collection systems
     - An agreement with the American Red Cross to expand its use of Haemonetics' red cell technology
     - An agreement with Canadian Blood Services to convert its platelet collection systems to Haemonetics' technology from a competitive technology
     - The acquisition of Arryx, Inc., giving Haemonetics access to new cell separation and manipulation technology

     - The acquisition of Information Data Management, Inc. ("IDM") to strengthen Haemonetics' position in management information products and services for blood collection and laboratory processes
     - Successful launch of an enterprise resource planning system ("ERP")
     - The launch of new products: SmartSuction Harmony(TM), cardioPAT(R), E-Que(TM) and Cymbal(TM) systems

    BALANCE SHEET AND SHARE REPURCHASE
    Haemonetics ended the year with a cash balance of $229 million, and $29 million of short and long term debt. During the year Haemonetics completed a share repurchase program under which the Company spent $40 million to repurchase 853,000 shares of its common stock. The Company generated
$42 million in free cash flow for the year, and reduced days sales outstanding ("DSO") by six days from Q4FY06.
    The Company also announced plans to initiate a new $75 million share repurchase program. Repurchases will begin in the near future.

    REVENUE GROWTH DRIVERS
    Worldwide plasma disposables revenue was $127 million for the year, up 16.4%. U.S. plasma disposables revenue was $72 million, up 30.4%. Plasma disposable sales benefited from continued growth in U.S. and European plasma collections.
    Brad Nutter said, "The plasma market has exciting growth prospects for the next few years. We have strong market share, particularly in the U.S. and are well positioned to capitalize on the collection growth being driven by demand for plasma-derived pharmaceuticals. In the year, we placed approximately 1,200 incremental devices globally to meet the collection demand and anticipate placing another 1,500 in FY08."
    Red cell disposables revenue benefited from unit growth in both the U.S. and Europe. Worldwide red cell disposables revenue was $43 million for the year, up 14.7%. U.S. red cell disposables revenue was $36 million, up 18.6%. Late in the fourth quarter, Haemonetics received FDA clearance of the Cymbal blood collection system, its next generation red cell technology to collect two units of red cells from one donor. The Cymbal system, which is about half the size of Haemonetics' current red cell technology and is battery operated, is specifically designed to meet the needs of mobile blood collections which represent over 60% of all blood donations globally. The Cymbal system is currently being evaluated at customer sites in the U.S. and Europe.
    In the year, Haemonetics also announced a multi-year agreement with the American Red Cross to continue to penetrate the large, untapped whole blood collection market by converting manual, whole blood donations to Haemonetics' automated red cell systems.
    The Company reported ongoing progress in its transition to direct U.S. sales of the OrthoPAT(R) system. Worldwide OrthoPAT disposables revenue was $31 million for the year, up 39.6%. U.S. OrthoPAT annual disposables revenue grew 60.7%. OrthoPAT revenue growth was driven by U.S. price improvement and new customers. Sales gained momentum in the fourth quarter with sequential unit growth of more than 10%. Haemonetics continues to see significant opportunity for growth at existing accounts with low penetration.
    Worldwide software and services revenue grew to $34 million for the year, up 25.4%. U.S. software and services sales revenue was $26 million, up 44%. Software and services sales growth has been driven largely by Haemonetics' 5D(TM) Information Management division, and was bolstered in the fourth quarter with the addition of the IDM product portfolio. Haemonetics acquired IDM in February 2007. IDM's information technology for blood banks complements 5D's suite of software products and supports Haemonetics' objective to help blood banks better manage their supply chains through information management systems that reduce errors and optimize efficiencies.

    FY08 GUIDANCE
    FY08 guidance is adjusted to exclude approximately $4-5 million, or approximately $0.11 per share, of anticipated costs to restructure Haemonetics' European business. FY08 guidance includes stock compensation expense of $0.29 per share which compares to $0.26 per share of stock compensation expense in FY07. Stock compensation expense was excluded from the adjusted results reported in FY07 for reasons of comparability with FY06 when stock compensation was not required to be expensed.

    As a result, Haemonetics FY08 full year as adjusted guidance is:

     - revenue growth of 7-9%
     - gross margins improving to approximately 51%
     - operating income growing approximately 10%
     - earnings per share in the range of $2.02-$2.12

    FY08 GAAP earnings per share guidance is $1.91-$2.01 including the impact of restructuring costs.
    Revenue growth drivers include: plasma, growing by 10-13%; red cell, growing by 15-20%; the OrthoPAT system, growing by 10-15%; and software and services growing by 18-22%.
    In FY08, the Company expects to generate over $30 million of free cash flow. The Company continues to make investments in the business, including ERP and plant expansion.
    Haemonetics has posted potential income scenarios reflecting guidance ranges on its website at www.haemonetics.com.

    COMPANY TO HOST INVESTOR ROUNDTABLE
    Haemonetics will host an investor roundtable on May 23, 2007 at its corporate headquarters in Braintree, MA. For more information, please contact Denise McEvily at dmcevily@haemonetics.com.

    CONFERENCE CALL
    Haemonetics will hold a conference call on Wednesday, May 2nd at 10:00 am Eastern to discuss these results. Interested parties can participate in the conference call by dialing 888-694-4641 (U.S. only) or (973) 582-2734 (International) with conference ID 8655838. The call will be replayed through May 17, 2007 at (877) 519-4471 (U.S. only) or (973) 341-3080 (International)
using PIN 8655838.

        FOOTNOTES

    (1) As indicated in the attachment titled, "Consolidated Statement of Income Adjusted for the Effect of Stock Based Compensation Expense, Restructuring Costs, Arryx IPRD, and Other Unusual Charges," Haemonetics' FY07 GAAP financial results include five previously announced items:

       - FAS 123R required stock option expense (pre-tax) charges of $10.3 million, or $0.26 per share
       - Restructuring costs in connection with changes to the Company's international operations resulting in (pre-tax) charges of $3.5 million, or $0.08 per share
       - An in-process R&D charge arising from the acquisition of Arryx resulting in a (pre- and after tax) charge of $9 million, or $0.34 per share
       - A one-time tax benefit from a resolution of tax contingencies resulting in a benefit of $4 million, or $0.14 per share
       - Proceeds from a litigation settlement

       FY06 GAAP financial results to which the Company is comparing include an arbitration award benefit (pre-tax) of $26 million, or $0.61 per share.

    Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.
    Haemonetics has presented supplemental non-GAAP financial results as part of this release which exclude the resolution of a tax contingency, stock compensation expense, restructuring costs, and an in-process research and development charge and other unusual items associated with the acquisition of Arryx. Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.
    This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

     CONTACT:
     Julie Fallon
     Tel. (781) 356-9517
     Alternate Tel. (617) 320-2401
     fallon@haemonetics.com



                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)
                        CONSOLIDATED STATEMENTS OF INCOME

                          FOR THE FOURTH QUARTER FYE07


                                         3/31/07      4/01/06    %Inc/(Dec) vs
                                      As Reported   As Reported    Prior Year

    NET REVENUES                         $116,919     $110,395        5.9%
    Gross profit                           58,346       58,577       (0.4)
       R&D                                  6,540        5,229       25.1
       S,G&A                               31,815       29,510        7.8
       Arbitration and Settlement Income   (5,700)           0        ---
       Cost to Equity                           0          152     (100.0)
    Operating expenses                     32,654       34,891       (6.4)

    Operating income                       25,691       23,686        8.5
       Interest expense                       (68)        (419)     (83.8)
       Interest income                      1,961        1,692       15.9
       Other income, net                      830          731       13.5

    Income before taxes                    28,415       25,690       10.6

    Tax expense                             8,631        8,684       (0.6)

    NET INCOME                            $19,784      $17,006       16.3

    Net income per common share
    assuming dilution                       $0.72        $0.61      18.3%

    Weighted average number of shares
       Basic                               26,469       26,695
       Diluted                             27,313       27,768

                                                                  Inc/(Dec)vs
                                                                   prior year
                                                                 profit margin
    Profit Margins:                                                    %
    Gross profit                              49.9%        53.1%     (3.2)%
    R&D                                        5.6%         4.7%      0.9%
    S,G&A                                     27.2%        26.7%      0.5%
    Operating income                          22.0%        21.5%      0.5%
    Income before taxes                       24.3%        23.3%      1.0%
    Net income                                16.9%        15.4%      1.5%



                   CONSOLIDATED STATEMENTS OF INCOME FOR FYE07

                                         3/31/07     4/01/06     %Inc/(Dec)vs
                                      As Reported   As Reported    Prior Year

    NET REVENUES                         $449,607     $419,733        7.1%
    Gross profit                          227,300      220,535        3.1
       R&D                                 23,884       26,516       (9.9)
       S,G&A                              137,073      121,351       13.0
       Arbitration and Settlement Income   (5,700)     (26,350)     (78.4)
       In Process R&D                       9,073            0        ---
       Cost to Equity                         225          680      (66.9)
    Operating expenses                    164,555      122,197       34.7

    Operating income                       62,745       98,338      (36.2)
       Interest expense                    (1,256)      (1,917)     (34.5)
       Interest income                      7,864        6,963       12.9
       Other income/(expense), net          2,983        2,818        5.9

    Income before taxes                    72,336      106,202      (31.9)

    Tax expense                            23,227       37,806      (38.6)

    NET INCOME                             49,109       68,396      (28.2)

    Net income per common share
    assuming dilution                       $1.78        $2.49      (28.7%)

    Weighted average number of shares
       Basic                               26,745       26,478
       Diluted                             27,648       27,474


                                                                  Inc/(Dec)vs
                                                                   prior year
                                                                 profit margin
    Profit Margins:                                                    %
    Gross profit                             50.6%        52.5%      (1.9)%
    R&D                                       5.3%         6.3%      (1.0)%
    S,G&A                                    30.5%        28.9%       1.6%
    Operating income                         14.0%        23.4%      (9.4)%
    Income before taxes                      16.1%        25.3%      (9.2)%
    Net income                               10.9%        16.3%      (5.4)%

                  REVENUE ANALYSIS FOR THE FOURTH QUARTER FYE07

                                   3/31/07         04/01/06
                                 As Reported    As Reported     %Inc/(Dec)
Revenues by Geography
United States                       $50,570         $45,449          11.3%
International                        66,349          64,946           2.2
    Net Revenues                   $116,919        $110,395           5.9
    Disposable Revenues by
     Product Family

    Donor:
      Plasma                        $30,718         $28,398           8.2
      Blood Bank                     32,218          33,936          (5.1)
      Red Cell                       11,301          11,168           1.2
                                    $74,237         $73,502           1.0
    Patient:
      Surgical                       17,254          16,612           3.9
      OrthoPAT                        8,383           6,042          38.7
                                    $25,637         $22,654          13.2

      Subtotal                      $99,874         $96,156           3.9

    Equipment                        $7,022          $7,212          (2.6)
    Software & Service               10,023           7,027          42.6
    Net Revenues                   $116,919        $110,395           5.9%




                           REVENUE ANALYSIS FOR FYE07

                                   3/31/07      04/01/06
                                 As Reported   As Reported    % Inc/(Dec)
    Revenues by Geography
    United States                 $193,620      $161,679         19.8%
    International                  255,987       258,054         (0.8)
    Net Revenues                  $449,607      $419,733          7.1

    Disposable Revenues by
     Product Family

    Donor:
      Plasma                      $126,971      $109,100         16.4
      Blood Bank                   126,216       132,407         (4.7)
      Red Cell                      43,406        37,830         14.7
                                  $296,593      $279,337          6.2
    Patient:
      Surgical                      66,552        65,893          1.0
      OrthoPAT                      30,515        21,864         39.6
                                   $97,067       $87,757         10.6

      Subtotal                    $393,660      $367,094          7.2

    Equipment                      $22,229       $25,759        (13.7)
    Software & Service              33,718        26,880         25.4
    Net Revenues                  $449,607      $419,733          7.1%

                           CONSOLIDATED BALANCE SHEETS

                                                          Period ending
                                                    03/31/07     4/1/2006(1)

    Assets
    Cash & cash equivalents                         $229,227       $250,667
    Accounts receivable, net                          91,832         86,901
    Inventories, net                                  61,797         54,571
    Other current assets                              20,815         26,265

         Total current assets                        403,671        418,404
    Net PP&E                                          90,775         75,266

    Other assets                                      78,289         51,787

       Total assets                                 $572,735       $545,457

    Liabilities & Stockholders' Equity
    S/T debt & current maturities                    $22,201        $26,176
    Other current liabilities                         59,816         61,940
    Total current liabilities                         82,017         88,116
    Long-term debt                                     6,675         12,977
    Other long-term liabilities                        4,069          3,800
    Stockholders' equity                             479,974        440,564

    Total liabilities & equity                      $572,735       $545,457


               Haemonetics Corporation Financial Summary for FYE07
                          FREE CASH FLOW RECONCILIATION
                          (Unaudited data in thousands)

    FREE CASH FLOW RECONCILIATION:        Fourth Quarter       Year To Date
                                        3-31-07    4-1-06   3-31-07    4-1-06

    GAAP CASH FLOW FROM OPERATIONS      $24,095   $26,123   $83,562   $85,616

    Capital expenditures               ($13,453) ($12,412) ($40,438) ($33,774)
    Proceeds from sale of property,
     plant and equipment                   $255    $1,734    $2,843    $5,689
    Net investment in property, plant
     and equipment                     ($13,198) ($10,678) ($37,595) ($28,085)

    Less: Legal settlement and
     arbitration award, net of tax       $3,979      $178    $3,979   $19,671

    Free Cash Flow, adjusted for legal
     settlement and arbitration award    $6,918   $15,267   $41,988   $37,860

                              FOURTH QUARTER FYE07
        CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR CERTAIN ITEMS (7)

                                                            Effect of
                                                  Resolution  Stock
                                                     of       Based
                                                     Tax     Compen-  Restruc-
                                          3/31/07  Contin-    sation  turing
                                             As    gencies   Expense   Costs
                                          Reported   (3)        (4)     (5)
    NET REVENUES                          $116,919      $0       $0      $0
    Gross profit                            58,346       0      (59)      0
        R&D                                  6,540       0       91       0
        S,G&A                               31,815       0    2,681     586
        Arbitration and Settlement Income   (5,700)      0        0       0
        Cost to Equity                           0       0        0       0
    Operating expenses                      32,654       0    2,772     586

    Operating income                        25,691       0   (2,831)   (586)
        Interest expense                       (68)      0        0       0
        Interest income                      1,961       0        0       0
        Other income/(expense), net            830       0        0       0

    Income before taxes                     28,415       0   (2,831)   (586)

    Tax expense                              8,631    (399)    (820)   (176)

    NET INCOME                             $19,784    $399  ($2,011)  ($410)

    Net income per common share
     assuming dilution                       $0.72   $0.01   ($0.07) ($0.02)

    Weighted average number of shares
        Basic                               26,469  26,469   26,469  26,469
        Diluted                             27,313  27,313   27,313  27,313



                               FOURTH QUARTER FYE07
         CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR CERTAIN ITEMS (7)

                                                                   Adjusted %
                                  Baxter     3/31/07   4/01/06     Inc/(Dec)
                                    PI          As        As          vs
                                Settlement   Adjusted  Adjusted      Prior
                                   (6)        (7)       (8)           Year
    NET REVENUES                    $0       $116,919  $110,395       5.9%
    Gross profit                     0         58,405    58,577      (0.3)
        R&D                          0          6,449     5,229      23.3
        S,G&A                        0         28,548    29,510      (3.3)
        Arbitration and
         Settlement Income      (5,700)             0         0       ---
        Cost to Equity               0              0         0       ---
    Operating expenses          (5,700)        34,997    34,739       0.7

    Operating income             5,700         23,409    23,838      (1.8)
        Interest expense             0            (68)     (419)    (83.8)
        Interest income              0          1,961     1,692      15.9
        Other income/(expense),
         net                         0            830       731      13.5

    Income before taxes          5,700         26,131    25,842       1.1

    Tax expense                  1,721          8,305     8,862      (6.3)

    NET INCOME                  $3,979        $17,826   $16,980       5.0

    Net income per common share
    assuming dilution            $0.15          $0.65     $0.61       6.9%

    Weighted average number of
     shares
        Basic                   26,469         26,469    26,695
        Diluted                 27,313         27,313    27,768



                                                                    Inc/(Dec)
                                                  3/31/07  4/01/06   vs prior
                                3/31/07              As       As       year
                                   As             Adjusted Adjusted   profit
    Profit Margins:             Reported            (6)      (7)     margin %
    Gross profit                   49.9%             50.0%    53.1%    (3.1)%
    R&D                             5.6%              5.5%     4.7%      0.8%
    S,G&A                          27.2%             24.4%    26.7%    (2.3)%
    Operating income               22.0%             20.0%    21.6%    (1.6)%
    Income before taxes            24.3%             22.4%    23.4%    (1.0)%
    Net income                     16.9%             15.2%    15.4%    (0.2)%

                             FYE07 YEAR TO DATE
       CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR CERTAIN ITEMS (7)

                                                          Effect of
                                             Resolution     Stock
                                      Arryx      of         Based
                                     IPRD and   Tax       Compensa-   Restruc-
                            3/31/07    Other   Contin-      tion       turing
                               As     Unusual  gencies     Expense     Costs
    Income Statement:       Reported    (2)      (3)         (4)        (5)
    NET REVENUES            $449,607       $0       $0          $0         $0
    Gross profit             227,300        0        0        (217)         0
       R&D                    23,884        0        0         335          0
       S,G&A                 137,073        0        0       9,700      3,518
       Arbitration and
        Settlement
        Income                (5,700)       0        0           0          0
       In-Process R&D          9,073    9,073        0           0          0
       Cost to Equity            225      225        0           0          0
    Operating expenses       164,555    9,298        0      10,035      3,518

    Operating income          62,745   (9,298)       0     (10,252)    (3,518)
       Interest expense       (1,256)       0        0           0          0
       Interest income         7,864        0        0           0          0
       Other income/
        (expense), net         2,983        0        0           0          0

    Income before taxes       72,336   (9,298)       0     (10,252)    (3,518)

    Tax expense               23,227        0   (3,967)     (2,945)    (1,180)

    NET INCOME                49,109   (9,298)  $3,967      (7,307)    (2,338)

    Net income per common
     share assuming dilution   $1.78   ($0.34)   $0.14      ($0.26)    ($0.08)

    Weighted average number
     of shares
       Basic                  26,745   26,745   26,745      26,745     26,745
       Diluted                27,648   27,648   27,648      27,648     27,648



                             FYE07 YEAR TO DATE
       CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR CERTAIN ITEMS (7)

                                                                   Adjusted %
                               Baxter    3/31/07      04/01/06      Inc/(Dec)
                                 PI         As           As           vs.
                             Settlement  Adjusted     Adjusted       Prior
    Income Statement:           (6)        (7)          (8)          Year
    NET REVENUES                    $0    449,607     $419,733          7.1%
    Gross profit                     0    227,517      220,535          3.2
        R&D                          0     23,549       26,516        (11.2)
        S,G&A                        0    123,855      121,351          2.1
        Arbitration and
         Settlement Income      (5,700)         0            0
        In-Process R&D               0          0            0          ---
        Cost to Equity               0          0            0          ---
    Operating expenses          (5,700)   147,404      147,867         (0.3)

    Operating income             5,700     80,113       72,668         10.2
        Interest expense             0     (1,256)      (1,917)       (34.5)
        Interest income              0      7,864        5,630         39.7
        Other income/(expense),
         net                         0      2,983        2,818          5.9

    Income before taxes          5,700     89,704       79,199         13.3

    Tax expense                  1,721     29,598       27,089          9.3

    NET INCOME                  $3,979    $60,106      $52,110         15.3

    Net income per common share
     assuming dilution           $0.14      $2.17        $1.90         14.6%

    Weighted average number
     of shares
        Basic                   26,745     26,745       26,478
        Diluted                 27,648     27,648       27,474


                                                                   Inc/(Dec)
                                                                   vs. prior
                          3/31/07           3/31/07     04/01/06      year
                        As Reported       As Adjusted  As Adjusted   profit
    Profit Margins:                           (7)          (8)      margin %
    Gross profit             50.6%              50.6%       52.5%     (1.9)%
    R&D                       5.3%               5.2%        6.3%     (1.1)%
    S,G&A                    30.5%              27.5%       28.9%     (1.4)%
    Operating income         14.0%              17.8%       17.3%      0.5%
    Income before taxes      16.1%              20.0%       18.9%      1.1%
    Net income               10.9%              13.4%       12.4%      1.0%

    (1) Reflects the adjustment to convert our investment in Arryx, Inc. to the equity method for periods prior to the acquisition.
    (2) IPRD and Cost to Equity impact of Arryx acquisition
    (3) Income tax expense was reduced during the quarter due to the finalization of an audit of prior year income tax returns.
    (4) Stock based compensation expense related to the adoption of FAS 123R.
    (5) Restructuring costs primarily include severance and related costs associated with eliminating or reorganizing certain positions in our international business operations.
    (6) Baxter PI settlement represents a net settlement agreement resulting from a $6 million settlement received on January 29, 2007 for full satisfaction of its claims against Baxter Healthcare Corporation, Baxter International Inc. and Baxter Healthcare SA (together "Baxter") related to certain platelet pathogen reduction contracts offset by legal fees incurred.
    (7) "As Adjusted" for FY 07 is comprised of "As Reported" less the
        "Effect of Stock Based Compensation", "Resolution of Tax Contingencies", "Baxter PI Settlement", "Restructuring Costs" & "Arryx IPRD and Other Unusual Charges."
    (8) "As Adjusted" for FY 06 excludes the restatement of our financial results to reflect our investment in Arryx on the equity method and the elimination of the Arbitration Award from Baxter.

SOURCE  Haemonetics Corporation
    -0-                             05/02/2007
    /CONTACT: Julie Fallon of Haemonetics Corporation, +1-781-356-9517, Alternate Tel., +1-617-320-2401, fallon@haemonetics.com /
    /First Call Analyst: /
    /FCMN Contact: dmcevily@haemonetics.com /
    /Web site:  www.haemonetics.com/
    (HAE)

CO:  Haemonetics Corporation
ST:  Massachusetts
IN:  HEA MTC
SU:  ERN ERP CCA